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                                                                    EXHIBIT 10.5

                              RETIREMENT AGREEMENT


         This AGREEMENT is entered into this 1st day of May, 2002 by and between The Williams Companies, Inc. ("Williams") (as authorized and approved by the Compensation Committee of the Williams Board of Directors at its January 17, 2002 meeting) and Keith E. Bailey ("Mr. Bailey"),

         WHEREAS, Mr. Bailey is retiring from his employment with Williams effective May 31, 2002; and

         WHEREAS, Williams wishes to retain the services of Mr. Bailey and obtain certain covenants from him, and Mr. Bailey wishes to perform services for Williams and provide such covenants, on the terms and conditions set forth in this Agreement; and

         WHEREAS, Williams seeks to achieve a final and amicable resolution of the employment relationship and assure a smooth transition of job functions;

         NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the parties hereby agree as follows:

                      COVENANTS AND OBLIGATIONS OF WILLIAMS

         1. Lump Sum Payments. In consideration of the covenants and obligations entered into herein, and in lieu of a 2002 discretionary stock option award, Williams agrees to pay Mr. Bailey a total gross amount of $2,000,000. In recognition of his contributions as Chairman, and in further consideration of the covenants and obligations entered into herein and under the Release Agreement attached hereto as Exhibit A, Williams agrees to pay Mr. Bailey, on the effective date of the Release Agreement a total gross amount of $2,400,000.

         2. EICP Bonus. Mr. Bailey shall be eligible to receive a prorated bonus under the Executive Incentive Compensation Program for the 2002 calendar year. Such bonus will be based on a target opportunity of 100% of base pay, actual WMB financial and stock performance, and personal performance based on an "achieves, achieves" level. The bonus will be paid in a lump sum at the same time payment is made to other participants.

         3. Restricted and Deferred Stock Awards. All of Mr. Bailey's unvested restricted and deferred stock awards shall vest and become payable upon his retirement.

         4. Stock Option Loan. Mr. Bailey's outstanding stock option loan in effect on the date of his retirement from Williams shall continue in force through the remainder of its original term.

         5. Home Office Support. Williams shall provide and maintain Mr. Bailey's computer and access to Williams' network and telephone systems via his home offices through December 31, 2003.

         6. Financial Services. Williams shall provide Mr. Bailey with access to Williams' Financial Planning Services group for assistance with 2001 and 2002 tax years.

         7. Travel Expenses. Williams shall provide Mr. Bailey with transportation and reimbursement of travel expenses for a period of one year following retirement for any obligation that relates to commitments made as an active Williams employee and benefits Williams. Transportation may be provided through use of Williams


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aircraft pursuant to approval by Williams' Chairman.

         8. Reimbursement of Expenses. Williams shall reimburse Mr. Bailey for all reasonable expenses incurred after his retirement in response to legal actions relating to his responsibilities while employed by Williams. Williams shall also reimburse Mr. Bailey for all otherwise unreimbursed reasonable expenses related to his service on the AEGIS Board of Directors.

         9. Insurance and Indemnification. To the extent permitted by law and as provided in its Certificate of Incorporation and By-Laws, Williams shall use its best efforts to maintain directors and officers insurance providing coverage to Mr. Bailey for, and shall indemnify and hold harmless Mr. Bailey from, all claims made against him to the extent they relate to, or arise out of, his employment at Williams as a director, officer or employee.

         10. Benefits. Nothing contained herein shall be construed to abrogate Mr. Bailey's rights under any employee benefit or incentive compensation plan. Mr. Bailey's rights under any employee benefit or incentive compensation plan shall be governed by the terms of such plan.

                     COVENANTS AND OBLIGATIONS OF MR. BAILEY

         1. Continuation of Present Employment. From the execution of this Agreement through May 31, 2002, Mr. Bailey agrees to use his best efforts on behalf of Williams to fulfill his assigned responsibilities and effect a successful transition of job functions to his successor.

         2. Consulting Services. For a period of two years following his retirement, Mr. Bailey shall, upon the reasonable request of Williams, assist Williams at such times and in such manner as Mr. Bailey and Williams shall mutually agree. Mr. Bailey's on-location requirements will not exceed twelve
(12) days per calendar quarter without his consent.

         3. Litigation Assistance. Mr. Bailey agrees, upon the reasonable request of Williams, to provide assistance to Williams as may reasonably be required in connection with any litigation that Williams is or may become a party to relating to events occurring during Mr. Bailey's employment with the Company.

         4. AEGIS Board. Mr. Bailey agrees to continue to serve on the AEGIS Board of Directors after his retirement.

         5. Execution of Release. Mr. Bailey agrees to execute no earlier than June 1, 2002, the Release Agreement attached hereto as Exhibit A.

         6. Covenant Not to Compete. To the maximum extent permitted by law, and in further consideration of the payments received herein, Mr. Bailey agrees that for a period of two and one-half years following his retirement he shall not, without the prior written consent of the Chairman of Williams for himself or on behalf of any person, partnership, corporation or other business entity, directly or indirectly engage in the same or substantially similar activities as those management activities he performed for Williams, for or in any other person, firm or entity in competition with the business of Williams, in the continental United States.

         7. Confidentiality. Mr. Bailey agrees to keep the existence, terms and substance of this Agreement confidential and further agrees that he will not disclose the terms of this Agreement to anyone outside his immediate family, attorney or financial advisor, except as may be required by law.


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                               GENERAL PROVISIONS

         1. Severability. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereto shall remain in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent permitted by law.

         2. Governing Law. This Agreement shall be subject to and construed in accordance with the laws of the State of Oklahoma.

         3. Waiver or Amendment. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed both by Mr. Bailey and a duly authorized representative of Williams.

         4. Entirety. This Agreement, including the Exhibit A hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other negotiations, understandings or agreements, whether oral or in writing between the parties with respect to the subject matter hereof including, without limitation, any and all compensation or benefits payable to Mr. Bailey.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first shown above.


         THE WILLIAMS COMPANIES, INC.

         By:      /s/ Michael P. Johnson

         Title:   Sr. V.P. Human Resources         /s/ Keith E. Bailey
                                                   ----------------------------
                                                   Keith E. Bailey


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                                   EXHIBIT "A"

                                     RELEASE

         THIS RELEASE (this "Agreement") is entered into this 1st day of June, 2002 by and between The Williams Companies, Inc. ("Williams") and Keith E. Bailey ("Mr. Bailey") and is effective seven days after the execution hereof by Mr. Bailey.

         WHEREAS, the parties entered into a Retirement Agreement dated May 1, 2002 ("Retirement Agreement"); and

         WHEREAS, such Retirement Agreement provided for the execution of this Agreement on or after June 1, 2002;

         NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the parties hereby agree as follows:

                      COVENANTS AND OBLIGATIONS OF WILLIAMS

         1. Retirement Agreement Payment. On the effective date of this Agreement, Williams shall pay to Mr. Bailey the lump sum payment provided for in the Retirement Agreement.

                     COVENANTS AND OBLIGATIONS OF MR. BAILEY

         1. Release. Except for the obligations specifically set forth in this Agreement and the Retirement Agreement, Mr. Bailey fully and forever relieves, releases and discharges Williams and all of its agents, representatives, officers, directors, shareholders and affiliates from all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of action whether in law or in equity, whether known or unknown, suspected or unsuspected, arising from Mr. Bailey's employment with Williams or the termination thereof, including but not limited to any and all claims pursuant to Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000e, et seq., as amended by the Civil Rights Act of 1991; the Civil Rights Act of 1966, 42 U.S.C. Section 1981; the Age Discrimination in Employment Act, and the Older Workers' Benefit Protection Act; 29 U.S.C. Section 621, et. seq.; the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001, et seq.; the Americans with Disabilities Act; the Family and Medical Leave Act; 29 U.S.C. Section 621, et. seq.; any other statute, ordinance, regulation or order; or any other common law authority.

         2. Confidentiality. Mr. Bailey agrees to keep the existence, terms and substance of this Agreement confidential and further agrees that he will not disclose the terms of this Agreement to anyone outside his immediate family, attorney or financial advisor, except as may be required by law.

         3. Representations and Warranties.

            (a) Mr. Bailey agrees and covenants that he will not initiate any litigation based on events, occurrences, acts or omissions which relate in any way to his employment with Williams, or the termination thereof.


            (b) Mr. Bailey acknowledges that he has been extended a period of 21 days within which to consider this Agreement.



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            (c)   For a period of 7 days following his execution of this
                  Agreement, Mr. Bailey may revoke this Agreement by notifying Williams, in writing, of his desire to do so. After the 7-day period has elapsed, this Agreement shall become effective and enforceable.

            (d) Mr. Bailey acknowledges that he has been advised by Williams to consult with an attorney before executing this Agreement.

                               GENERAL PROVISIONS

         1. No Admission of Liability. This Agreement and compliance with this Agreement shall not be construed as an admission by Williams of any liability, or as an admission by Williams of any violation of the rights of Mr. Bailey or any other person, or any violation of any order, law, statute, duty or contract.

         2. Severability. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereto shall remain in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent permitted by law.

         3. Governing Law. This Agreement shall be subject to and construed in accordance with the laws of the State of Oklahoma.

         4. Waiver or Amendment. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed both by Mr. Bailey and a duly authorized representative of Williams.

         5. Entirety. This Agreement and the Retirement Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement and the Retirement Agreement supersede any and all other negotiations, understandings or agreements, whether oral or in writing between the parties with respect to the subject matter hereof including, without limitation, any and all compensation or benefits payable to Mr. Bailey.

         6. Authorization. Each person signing this Agreement as a party or on behalf of a party represents that he is duly authorized to sign this Agreement on such party's behalf, and is executing this Agreement voluntarily, knowingly, and without any duress or coercion.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first shown above.


         THE WILLIAMS COMPANIES, INC.

         By:  /s/ Michael P. Johnson

         Title:   Sr. V.P. Human Resources      /s/ Keith E. Bailey
                                                -------------------------------
                                                Keith E. Bailey